UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Stock Repurchase Agreement

On March 22, 2021, Liberty TripAdvisor Holdings, Inc., a Delaware corporation (“Liberty TripAdvisor”), and Certares LTRIP LLC, a Delaware limited liability company (“Certares”), entered into a repurchase agreement (the “Repurchase Agreement”) pursuant to which, among other things, Liberty TripAdvisor agreed to repurchase from Certares shares of Series A Preferred Stock of Liberty TripAdvisor (the “Series A Preferred Stock”) at the Per Share Price (as defined below), which will be paid by using a combination of cash from a portion of the net proceeds of the Offering (as defined below) and shares of Tripadvisor, Inc. (“Tripadvisor”) Common Stock, $.001 par value per share (“Tripadvisor Common Stock”). The “Per Share Price” under the Repurchase Agreement shall be an amount equal to the product of (a) $1,000 multiplied by (b) an accretion factor with respect to the Tripadvisor Common Stock (determined based on the Accretion Factor formula set forth in the Certificate of Designations of Liberty TripAdvisor’s Series A Preferred Stock (the “Certificate”) as modified to use the last reported sale price on Nasdaq Global Select Market of a share of Tripadvisor Common Stock on the date of the pricing of the Offering instead of using the Reference Stock VWAP (as defined in the Certificate) for the “P1” component of such formula).

The Repurchase Agreement contains customary representations, warranties and covenants of the parties.

The Repurchase Agreement contemplates two closing dates. The first closing is subject to the satisfaction or waiver, at or prior to such closing, of the following conditions: (i) the closing of the Offering with a minimum aggregate initial principal amount of $300 million, (ii) the termination of Liberty TripAdvisor’s $25 million Senior Secured Revolving Credit Facility (the “Credit Facility”) and (iii) certain other customary conditions. The consideration at the first closing will consist of a combination of shares of Tripadvisor Common Stock and a portion of the net proceeds of the Offering. The second closing is subject to the satisfaction or waiver, at or prior to such closing, of the closing of the Overallotment Option (as defined below) and certain other customary conditions. The consideration at the second closing will consist of a portion of the net proceeds of the Overallotment Option. If the Overallotment Option does not close, then the second closing will not occur and Liberty TripAdvisor will have no obligation to purchase additional shares of the Series A Preferred Stock.

In addition, the Repurchase Agreement provides as follows:

Permanent Waiver of Put Right. Certares permanently waives its put right with respect to the Series A Preferred Stock (the “Put Right”).

Liberty TripAdvisor Call Right. Liberty TripAdvisor has the option, from time to time commencing on March 27, 2024, to call and repurchase any and all of the outstanding shares of the Series A Preferred Stock at the Optional Repurchase Price. The “Optional Repurchase Price” under the Repurchase Agreement with respect to each share of the Series A Preferred Stock shall be the greater of (x) the sum of the liquidation value of a share of Series A Preferred Stock as of the optional repurchase date plus all unpaid dividends accrued on such share from the most recent dividend payment date through the date such share is repurchased and (y) (i) the initial liquidation value of such share of Series A Preferred Stock as of the original issue date multiplied by an accretion factor with respect to the Tripadvisor Common Stock (determined based on the Accretion Factor formula set forth in the Certificate of Designations as modified such that the Reference Stock VWAP is determined as of the date that is two business days prior to the date of Liberty TripAdvisor’s notice of repurchase) minus (ii) all dividends paid in cash or shares of Eligible Common Stock (as defined in the Certificate) on such share through the date such share is repurchased.

Restriction on transfer of Series A Preferred Stock. Subject to exceptions contained in the Investment Agreement (as such term is defined in the Repurchase Agreement) and the Repurchase Agreement, the shares of Series A Preferred Stock generally are non-transferable; provided that Liberty TripAdvisor has agreed not to unreasonably withhold its consent to certain transfers of up to 49% of the remaining Series A Preferred Shares outstanding following the completion of the repurchase pursuant to the Repurchase Agreement (so long as there are no more than six holders of the Series A Preferred Stock at any one time). Any transferee of shares of Series A Preferred Stock must agree to the permanent waiver of the Put Right, the permanent waiver of the right to appoint the Series A Preferred Threshold Director (as described below) and to the Company’s option to repurchase the Series A Preferred Stock (as described above).

Lock-up on Tripadvisor Common Stock. Pursuant to the Repurchase Agreement, and subject to the limited exceptions described therein, Certares will be restricted from transferring Tripadvisor Common Stock for a period of six months commencing on the date of the Repurchase Agreement.

Matters Relating to the Board. Prior to, but effective as of, the first closing, Michael Gregory O’Hara, the Series A Preferred Threshold Director (as such term is defined in the Certificate) of Liberty TripAdvisor, will deliver a resignation as the Series A Preferred Threshold Director (the “Resignation”) and Certares has permanently waived its right under the Certificate to appoint the Series A Preferred Threshold Director.

Effective upon the first closing and contingent upon the Resignation, the authorized size of the board of directors of Liberty TripAdvisor will be increased by two members (“New Board Seats”). Although Mr. O’Hara has agreed to resign as the Series A Preferred Threshold Director effective as of the first closing, Liberty TripAdvisor has agreed to appoint Mr. O’Hara as a Class III member to be effective upon the first closing (and contingent upon the Resignation) to fill one of the New Board Seats with a term expiring at Liberty TripAdvisor’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). Effective upon the first closing and contingent upon the Resignation, Certares shall have the right to nominate Mr. O’Hara to be included in the slate of nominees recommended by Liberty TripAdvisor’s board of directors to the stockholders of Liberty TripAdvisor for election as directors at the 2021 Annual Meeting and Mr. O’Hara will be included in any future slate of such nominees for Class III directors for so long as Certares beneficially owns shares of Series A Preferred Stock with an aggregate liquidation value of at least the Threshold Amount (as such term is defined in the Investment Agreement). In the event Mr. O’Hara is not elected as a director of Liberty TripAdvisor’s board of directors, Liberty TripAdvisor will appoint Mr. O’Hara as a non-voting observer of its board of directors for so long as Certares beneficially owns shares of Series A Preferred Stock with an aggregate liquidation value of at least the Threshold Amount. Mr. O’Hara will also continue as Vice Chairman of the Liberty TripAdvisor board of directors and as a member of the Tripadvisor board of directors following the transactions contemplated by the Repurchase Agreement.

In addition, Liberty TripAdvisor will cause to be appointed a diverse candidate to the other New Board Seat as soon as practicable after the first closing.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Repurchase Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission (the “SEC”).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Liberty TripAdvisor board of directors authorized the changes to the board of directors described in Item 1.01 of this Current Report on Form 8-K subject to, and to be effective as of, the consummation of the first closing and contingent upon the Resignation. The information set forth in Item 1.01 of this Current Report on Form 8-K pertaining to the resignation, nomination and election of certain directors of Liberty TripAdvisor is incorporated by reference into this Item 5.02.

The Liberty TripAdvisor board of directors has previously determined that Mr. O’Hara qualifies as an independent director for purposes of the rules of The Nasdaq Stock Market LLC as well as applicable rules and regulations adopted by the SEC.

Mr. O’Hara will continue to receive the same compensation as Liberty TripAdvisor’s other nonemployee directors, which is summarized in Liberty TripAdvisor’s proxy statement for the annual meeting of stockholders held on May 19, 2020, which was filed with the SEC on April 13, 2020.

Item 7.01. Regulation FD Disclosure.

On March 22, 2021, Liberty TripAdvisor announced the proposed offering (the “Offering”) of $300 million aggregate original principal amount of its exchangeable senior debentures due 2051 (the “Debentures”) pursuant to an exemption under the Securities Act of 1933, as amended. Liberty TripAdvisor also intends to grant to the initial purchasers an option to purchase additional Debentures with an aggregate principal amount of up to $30 million (the “Overallotment Option”). Liberty TripAdvisor intends to use the net proceeds of the Offering to fund the cash portion of the purchase price for the Series A Preferred Stock pursuant to the Repurchase Agreement (and to pay fees and expenses related to such pending transaction) and for other general corporate purposes.

Concurrent with the Offering, Tripadvisor is offering $300 million aggregate principal amount of Convertible Senior Notes due 2026 (the “Tripadvisor Convertible Notes”), or $345 million aggregate principal amount of Tripadvisor Convertible Notes if the initial purchasers in that offering exercise in full their option to purchase additional Tripadvisor Convertible Notes. Each Tripadvisor Convertible Note will be convertible into shares of Tripadvisor common stock, cash or a combination thereof, at Tripadvisor’s election. Neither offering is contingent on the successful completion of the other. In connection with the pricing of the Tripadvisor Convertible Notes, Tripadvisor intends to enter into privately negotiated capped call transactions with one or more dealers, which may include certain initial purchasers of the offering of Tripadvisor Convertible Notes or their respective affiliates and/or other financial institutions.

The press release regarding the proposed Offering attached hereto as Exhibit 99.1 is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

The press release announcing that Liberty TripAdvisor entered into the Repurchase Agreement with Certares attached hereto as Exhibit 99.2 is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the repurchase of Series A Preferred Stock, the termination of the Credit Facility, the transfer of Series A Preferred Stock and Tripadvisor Common Stock, changes to the board of directors of Liberty TripAdvisor, Mr. O’Hara’s inclusion in the future slate of director nominees and Mr. O’Hara’s compensation. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions and the satisfaction of the conditions to the first closing and second closing. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Liberty TripAdvisor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty TripAdvisor’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty TripAdvisor, including its most recent Annual Report on Form 10-K, for risks and uncertainties related to Liberty TripAdvisor’s business which may affect the statements made in this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 22, 2021, regarding the proposed Offering.
99.2	Press Release, dated March 22, 2021, regarding the Certares Transaction.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2021

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
	Name:	Wade Haufschild
	Title:	Senior Vice President